Declaration Trust






               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information included in Post-Effective Amendment Number 16 to the Registration Statement (Form N-1A, No. 33-64465) of John Hancock Declaration Trust.

We also consent to the inclusion in the Statement of Additional Information of our report, dated February 8, 2002, on the financial statements included in the Annual Report of John Hancock Declaration Trust for the year ended December 31, 2001.



                                                  /s/ERNST & YOUNG LLP
                                                  --------------------

Boston, Massachusetts
April 24, 2002